UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2005

Cypress Communications Holding Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30401	36-4166222
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Piedmont Center, Suite 100
Atlanta, Georgia 30305
(Address of principal executive offices) (Zip Code)

(404) 869-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02 Results of Operations and Financial Condition.

     On April 15, 2005, Cypress Communications Holding Co., Inc. issued a press release announcing its results of operations and financial condition for the quarter and fiscal year ended December 31, 2005. A copy of this press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

     To the extent non-GAAP information is included in the press release, such information is included because Cypress Communications’ management utilizes such information to evaluate Cypress Communications’ performance as compared to other companies operating in Cypress Communications’ industry. In addition, Cypress Communications believes such information is of interest to the investment community because such information provides additional methods of evaluating Cypress Communications’ performance from period to period on a comparable basis not otherwise apparent on a GAAP basis.

     In accordance with General Instruction B.2 of Form 8-K, this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits.

     Exhibit 99.1 Press release issued by Cypress Communications Holding Co., Inc. on April 15, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cypress Communications Holding Co., Inc. (Registrant)
By:	/s/ Gregory P. McGraw
Gregory P. McGraw
President and Chief Executive Officer

Date: April 15, 2005

Exhibits

Exhibit No.	Description

99.1	Press release issued by Cypress Communications Holding Co., Inc. on April 15, 2005